EXHIBIT 99.1

Steinway Reports Q3 Results - Gross Profit Up 13%

WALTHAM, MA – November 9, 2012 – Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and nine months ended September 30, 2012.

Third Quarter Results Compared to Prior Year Period

•                  Sales of $89.3 million, down $0.4 million

•                  Gross profit of $29.4 million, up 13.1%

•                  Gross margin increased to 32.9% from 28.9%

•                  Income from operations of $8.5 million, up $7.4 million

•                  Adjusted EBITDA of $9.9 million, up 62.2%

•                  Diluted earnings of $0.33 per share, up from a loss of $0.09 per share

•                  Adjusted diluted earnings of $0.35 per share, up from $0.14 per share

YTD Results

•                  Sales of $253.0 million, up $1.4 million

•                  Gross profit of $79.9 million, up 6.7%

•                  Gross margin increased to 31.6% from 29.7%

•                  Income from operations of $16.6 million, up $8.9 million

•                  Adjusted EBITDA of $21.1 million, up 9.8%

•                  Diluted earnings of $0.57 per share, up from a loss of $0.13 per share

•                  Adjusted diluted earnings of $0.60 per share, up from $0.39 per share

Non-GAAP Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•                  Cash of $46.7 million

•                  Borrowing availability of $115 million

•                  Inventory reduced $6.7 million, or 4.8%, from September 30, 2011

Total debt net of cash at the end of the quarter declined $15.4 million, or 41.8%, from September 30, 2011.

Commenting on the third quarter, CEO Michael Sweeney said, “We are pleased with the improvement we made in the third quarter as compared to last quarter as well as Q3 of 2011. The Company continues to make significant progress operationally. Gross margins increased in both our band instrument and piano businesses and we kept controllable operating expenses at appropriate levels. As a result, Adjusted EBITDA and net income are significantly higher this quarter.”

Piano Operations

Sales in Europe decreased $1.0 million from the third quarter of 2011 due to a $1.2 million negative impact of currency translation. European shipments of Steinway grand pianos decreased 1.9%. This decline was caused by a shift in quarterly order patterns compared to the prior year. On a year-to-date basis, shipments of Steinway grand pianos in Europe increased 1.8%.

A 30.9% increase in sales in China led to a $1.6 million increase in revenue in the Asia-Pacific region, a 14.2% improvement over the prior year quarter. Unit shipments of Steinway grand pianos in these markets increased 11.7%.

In the Americas, unit shipments of Steinway grand pianos decreased 13.8% from the prior year quarter. Improved retail sales mitigated a decline in wholesale sales, resulting in a net revenue decline of $0.8 million.

For the third quarter, worldwide piano gross margins increased 90 basis points over the prior year period. Higher training costs incurred due to the ramp up in production in Hamburg were offset by additional higher margin retail sales in the Americas.

Band Operations

Revenues for the third quarter declined $0.3 million. Dealers continued to tightly manage their inventory levels, resulting in lower orders as compared to the prior year period. Price increases and higher shipments of certain brass instruments mitigated lower unit shipments of woodwind and percussion instruments.

Gross margins for the quarter improved significantly, increasing 800 basis points over the prior year period. The Company has recovered from the strike at its Eastlake brass facility in 2011 which resulted in $0.8 million in production variances in the prior year period. In the third quarter of 2012, production at the Eastlake plant more than tripled as compared to the prior year period, resulting in improved overhead absorption.

Operating Expenses

Operating expenses for the third quarter decreased $4.0 million from the prior year period. In the third quarter of 2011, the Company recorded non-cash charges of $5.1 million associated with the impairment of goodwill, trademarks and band property, plant & equipment, and $1.1 million in severance charges incurred in connection with the resignation of the Company’s chairman.

In the third quarter of 2012, the Company recorded non-cash charges of $0.4 million associated with the impairment of band trademarks. In addition, operating expenses included $1.2 million in legal and consulting fees associated with the Company’s ongoing evaluation of strategic alternatives. These charges impacted third quarter after-tax earnings by $0.09 per share.

Outlook

Discussing the remainder of 2012, Mr. Sweeney said, “Year-to-date, we have experienced some softness in our piano business in the Americas. With two significant institutional shipments expected in November and a full quarter of sales from our new Pasadena retail store, we are cautiously optimistic that our results in the Americas will improve. In Hamburg, our promise dates on Steinway grand pianos are now into the first quarter of 2013 and beyond for certain models. Consequently, fourth quarter Steinway grand sales outside the Americas will be dependent upon the correlation of orders and available inventory. On a consolidated basis, we continue to expect piano segment revenues and gross margins for 2012 to exceed the prior year.”

Looking at the band business, Mr. Sweeney said, “October was another good month for our band segment, with sales and orders up from the prior year period. With production at our Eastlake plant back on track, our overall gross margins continue to outpace the prior year period. We expect a strong finish to 2012.”

Segment Information

Piano Segment

Third Quarter Results Compared to Prior Year Period

•                  Sales of $50.9 million, down $0.2 million

•                  Steinway grand piano units down 7.0%

•                  Boston and Essex piano unit decrease of 1.9%

•                  Gross margin increased to 36.3% from 35.4%

YTD Results

•                  Sales of $145.5 million, down 2.3%

•                  Steinway grand piano units down 4.2%

•                  Boston and Essex piano unit decrease of 6.7%

•                  Gross margin increased to 35.7% from 34.9%

Band Segment

Third Quarter Results Compared to Prior Year Period

•                  Sales of $38.4 million, down $0.3 million

•                  Brass and woodwind units down 8.4%

•                  Gross margin increased to 28.3% from 20.3%

YTD Results

•                  Sales of $107.5 million, up 4.6%

•                  Brass and woodwind units down 2.2%

•                  Gross margin increased to 26.0% from 22.3%

Conference Call

Management will be discussing the Company’s third quarter results as well as its outlook for the remainder of 2012 on a conference call on Monday, November 12 beginning at 4:00 p.m. ET. A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is a global leader in the design, manufacture, marketing and distribution of high quality musical instruments. These products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos. Through its online music retailer, ArkivMusic, the Company also produces and distributes classical music recordings. For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses

Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation, amortization, and impairment charges.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

The Company also uses the non-GAAP measurement “total debt net of cash,” which it defines as short-term debt plus long-term debt less cash. The Company believes this non-GAAP measure is useful as a measure of the Company’s ability to repay all debt. Many investors use this measure in making investment decisions as it gives them an idea of a company’s financial health and its level of leverage compared to liquid assets.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release. These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to maximize return on NY real estate; fluctuations in effective tax rates resulting from shifts in sources of income; and distractions and uncertainties associated with the pursuit of strategic alternatives for the Company. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net sales	$89,322	$89,755	$252,979	$251,627
Cost of sales	59,940	63,783	173,085	176,783
Gross profit	29,382	25,972	79,894	74,844
	32.9%	28.9%	31.6%	29.7%

Operating expenses:
Sales and marketing	11,013	10,689	34,070	32,470
General and administrative	9,530	9,269	28,635	29,321
Other	(50)	(230)	—	3
Impairment charges	400	5,142	566	5,361
Total operating expenses	20,893	24,870	63,271	67,155

Income from operations	8,489	1,102	16,623	7,689

Other (income) expense, net	1,276	1,886	2,907	3,132
Net loss on extinguishment of debt	—	—	—	2,422
Interest expense, net	990	1,011	2,782	4,851

Income (loss) before income taxes	6,223	(1,795)	10,934	(2,716)

Income tax provision (benefit)	2,050	(717)	3,774	(1,096)

Net income (loss)	$4,173	$(1,078)	$7,160	$(1,620)

Earnings (loss) per share - basic	$0.34	$(0.09)	$0.58	$(0.13)
Earnings (loss) per share - diluted	$0.33	$(0.09)	$0.57	$(0.13)
Weighted average common shares - basic	12,434	12,334	12,393	12,189
Weighted average common shares - diluted	12,552	12,334	12,520	12,189

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	9/30/2012	9/30/2011	12/31/2011
Cash	$46,653	$41,221	$49,888
Receivables, net	49,378	49,724	42,322
Inventories, net	133,662	140,333	132,401
Other current assets	23,703	27,701	24,010
Total current assets	253,396	258,979	248,621

Property, plant and equipment, net	89,611	85,290	86,997
Other assets	71,475	66,009	73,756
Total assets	$414,482	$410,278	$409,374

Debt	$640	$649	$650
Other current liabilities	48,572	45,957	49,325
Total current liabilities	49,212	46,606	49,975

Long-term debt	67,415	77,351	67,367
Other liabilities	55,748	49,083	59,439
Stockholders’ equity	242,107	237,238	232,593
Total liabilities and stockholders’ equity	$414,482	$410,278	$409,374

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 9/30/12
	GAAP	Adjustments		Adjusted
Band sales	$38,377	$—		$38,377
Piano sales	50,945	—		50,945
Total sales	89,322	—		89,322

Band gross profit	10,874	—		10,874
Piano gross profit	18,508	—		18,508
Total gross profit	29,382	—		29,382

Band GM %	28.3%			28.3%
Piano GM %	36.3%			36.3%
Total GM %	32.9%			32.9%

Operating expenses	20,493			20,493
Impairment charges	400	(400	)(1)	—
	20,893	(400)		20,493

Income from operations	8,489	400		8,889

Other (income) expense, net	1,276	—		1,276
Interest expense, net	990	—		990

Income before income taxes	6,223	400		6,623

Income tax provision	2,050	134	(2)	2,184

Net income	$4,173	$266		$4,439

Earnings per share - basic	$0.34			$0.36
Earnings per share - diluted	$0.33			$0.35
Weighted average common shares - basic	12,434			12,434
Weighted average common shares - diluted	12,552			12,552

	Three Months Ended 9/30/11
	GAAP	Adjustments		Adjusted
Band sales	$38,652	$—		$38,652
Piano sales	51,103	—		51,103
Total sales	89,755	—		89,755

Band gross profit	7,857	(18	)(3)	7,839
Piano gross profit	18,115	(22	)(3)	18,093
Total gross profit	25,972	(40)		25,932

Band GM %	20.3%			20.3%
Piano GM %	35.4%			35.4%
Total GM %	28.9%			28.9%

Operating expenses	19,728	377	(3)	20,105
Impairment charges	5,142	(5,142	)(4)	—
	24,870	(4,765)		20,105

Income from operations	1,102	4,725		5,827

Other (income) expense, net	1,886	—		1,886
Interest expense, net	1,011	—		1,011

(Loss) income before income taxes	(1,795)	4,725		2,930

Income tax (benefit) provision	(717)	1,838	(2)	1,121

Net (loss) income	$(1,078)	$2,887		$1,809

(Loss) earnings per share - basic	$(0.09)			$0.15
(Loss) earnings per share - diluted	$(0.09)			$0.14
Weighted average common shares - basic	12,334			12,334
Weighted average common shares - diluted	12,334			12,482

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment on band intangible assets.

(2) Reflects the tax effect of Adjustments.

(3) Reflects Q3 stock-based compensation costs which were accelerated into Q2 due to Class A common stock sale.

(4) Reflects impairment charges as follows: $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Nine Months Ended 9/30/12
	GAAP	Adjustments		Adjusted
Band sales	$107,527	$—		$107,527
Piano sales	145,452	—		145,452
Total sales	252,979	—		252,979

Band gross profit	27,960	—		27,960
Piano gross profit	51,934	—		51,934
Total gross profit	79,894	—		79,894

Band GM %	26.0%			26.0%
Piano GM %	35.7%			35.7%
Total GM %	31.6%			31.6%

Operating expenses	62,705			62,705
Impairment charges	566	(566	)(1)	—
	63,271	(566)		62,705

Income from operations	16,623	566		17,189

Other (income) expense, net	2,907	—		2,907
Interest expense, net	2,782	—		2,782

Income before income taxes	10,934	566		11,500

Income tax provision	3,774	196	(2)	3,970

Net income	$7,160	$370		$7,530

Earnings per share - basic	$0.58			$0.61
Earnings per share - diluted	$0.57			$0.60
Weighted average common shares - basic	12,393			12,393
Weighted average common shares - diluted	12,520			12,520

	Nine Months Ended 9/30/11
	GAAP	Adjustments		Adjusted
Band sales	$102,764	$—		$102,764
Piano sales	148,863	—		148,863
Total sales	251,627	—		251,627

Band gross profit	22,955	472	(3)	23,427
Piano gross profit	51,889	142	(4)	52,031
Total gross profit	74,844	614		75,458

Band GM %	22.3%			22.8%
Piano GM %	34.9%			35.0%
Total GM %	29.7%			30.0%

Operating expenses	61,794	(2,097	)(4)	59,697
Impairment charges	5,361	(5,361	)(5)	—
	67,155	(7,458)		59,697

Income from operations	7,689	8,072		15,761

Other (income) expense, net	3,132	—		3,132
Net loss on extinguishment of debt	2,422	(2,422	)(6)	—
Interest expense, net	4,851	—		4,851

(Loss) income before income taxes	(2,716)	10,494		7,778

Income tax (benefit) provision	(1,096)	4,082	(2)	2,986

Net (loss) income	$(1,620)	$6,412		$4,792

(Loss) Earnings per share - basic	$(0.13)			$0.39
(Loss) Earnings per share - diluted	$(0.13)			$0.39
Weighted average common shares - basic	12,189			12,189
Weighted average common shares - diluted	12,189			12,336

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects $166 asset impairment charges related to a closed plant and $400 impairment of band intangible assets.

(2) Reflects the tax effect of adjustments.

(3) Reflects $55 accelerated stock-based compensation costs associated with Class A common stock sale and $417 employee severance costs associated with a plant closure.

(4) Reflects accelerated stock-based compensation costs associated with Class A common stock sale.

(5) Reflects impairment charges as follows: $219 related to a closed band plant; $2,982 on online music business intangible assets; $1,050 on band intangible assets; and $1,110 on band property, plant & equipment.

(6) Reflects a net loss on early extinguishment of debt.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Cash flows from operating activities	$9,792	$8,875	$140	$858
Changes in operating assets and liabilities	(2,468)	(2,437)	15,720	15,460
Stock-based compensation expense (excluding acceleration)	(128)	(530)	(339)	(1,220)
Income tax provision (benefit), net of deferreds	1,666	(971)	3,501	(763)
Net interest expense	990	1,011	2,782	4,851
Recovery of (provision for) doubtful accounts	24	131	(891)	211
Other	40	36	138	(641)
Non-recurring, infrequent or unusual cash charges	—	—	—	417
Adjusted EBITDA	$9,916	$6,115	$21,051	$19,173

Reconciliation from Net Income (Loss) to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net income (loss)	$4,173	$(1,078)	$7,160	$(1,620)
Income tax provision (benefit)	2,050	(717)	3,774	(1,096)
Net interest expense	990	1,011	2,782	4,851
Depreciation	2,042	1,911	5,985	5,704
Amortization	261	263	784	840
Non-recurring, infrequent or unusual items	400	4,725	566	10,494
Adjusted EBITDA	$9,916	$6,115	$21,051	$19,173